Washington Prime Group Inc. 1 Second Quarter 2020 Update

Safe Harbor Some of the information contained in this presentation includes forward looking statements. Such statements are subject to a number of risks and uncertainties which could cause actual results in the future to differ materially and adversely from those described in the forward looking statements. Investors should consult the Company’s filings with the Securities and Exchange Commission (SEC) for a description of the various risks and uncertainties which could cause such a difference before deciding whether to invest. This presentation also contains non GAAP financial measures and comparable net operating income (NOI). Reconciliation of this non GAAP financial measure to the most directly comparable GAAP measure can be found within the Company’s quarterly supplemental information package and in filings made with the SEC, which are available on the investor relations section of its website at www.washingtonprime.com. 2

Washington Prime Group: National Footprint with Local Flavor

National Footprint with Local Flavor

With about 100 town centers throughout the US, we're as American as apple pie. As a matter of fact, we are also as American as deep dish pizza in Chicago, Hawaiian poke salad, vegan spring rolls in Malibu, El Paso Tex-Mex, Maryland crab cakes, kimchi in Orange County, Memphis barbeque and a Kansas City porterhouse.


WPG MEDIA: MULTI-CHANNEL PLATFORMS TO CONVEY YOUR MESSAGE
30
100+
WPG HQ
0.5M
8.8M
400M
57M
3,000+
20.4M

Our well regarded infrastructure, from Hawaii to Connecticut and pretty much everywhere else in between, allows our tenant and sponsor partners to benefit from the operating efficacy and economies of scale of a large national company alongside local management who possess comprehensive knowledge of the specific locale within which they reside.

Satisfying Shoppers across Demographic Continuum

Catering from the aspirant to the affluent and Middle America to the metropolis, WPG assets capture the socioeconomic continuum via one of the nation's largest retail portfolios. In fact, the demographic constituency of WPG is a representative microcosm of the American consumer.

Our ~53MM SF is comprised of Tier One Enclosed and Open Air venues including Lifestyle, Factory Outlet and Last Mile Fulfilment all of which are increasingly situated within a hybrid format which includes a diversified mix of products, goods and services.

This format fluidity allows WPG to beta test across demographic, socioeconomic and geographic constituencies in order to better provide our guests with the practical and relevant as well as the frivolous and exciting whether fashion, food or furniture.



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Company Snapshot


SEE.
TOUCH.
Experience

Washington Prime Group (NYSE: WPG)

- National portfolio of Enclosed and Open Air retail venues
- Comprised of about 100 assets consisting of ~53M SF as of JUN 30 2020
- Tier One and Open Air account for ~93% of total NOI as a result of noncore assets reduced by ~28%
- Diversified by product, size, geography and tenancy
- Increasing mixed use component (last mile fulfilment, lodging, residential, office and medical) via adaptive reuse
- Recognized as innovation leader within industry regarding events, activities and installations
- Experienced leadership incorporating financial, operational and strategic expertise
- Readily available corporate resources allow for real time decision making by General Managers

Assets by Region


9%
9%
15%
36%
31%
Northeast
West
Southwest
Southeast
Midwest

Total NOI (%) 2Q 2020


7%
38%
55%
Open Air
Tier One
Tier Two

GLA by Tenancy


26%
7%
64%
3%
National
Local
Regional
Anchor >25,000 SF

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Significant Leasing Progress and Stable Operating Metrics during a National Crisis with Releasing Spreads the Best in Several Years Significant Leasing Progress in the Face of COVID-19 Pandemic o Leasing volume exhibited a 7.0% YOY increase during the first six months of 2020 totaling 2.2M SF of which ~45% of new leasing volume was attributable to lifestyle tenancy. In fact, illustrating continued tenant demand of WPG town centers during the height of the pandemic (March, April, May and June), 182 leases were signed totaling 1.3M SF; o The aforementioned 2.2M SF leased follows annual leasing volume of 4.4M SF, 4.2M SF and 4.0M SF in 2019, 2018 and 2017, respectively, totaling 14.8M SF; and o Recent adaptive reuse store openings include Dunham’s Sports and WVU Medicine at Morgantown Mall as well as The Mall at Fairfield Commons and Dayton Mall welcomed Morris Furniture at both assets. The Company Maintained Stable Operating Metrics during a National Crisis o Upon reopening assets following temporary closures due to COVID-19, reported comparable sales increased 0.6% YOY for the month of June; o Releasing spreads for Tier One assets increased 6.0% during the second quarter of 2020, reflecting the strongest quarterly improvement over several years; o As of June 30 th combined Tier One and Open Air occupancy decreased 110 BPS YOY to 91.9% a mere drop of 20 BPS from the delta as of March 31 st ; and o Of the 18 adaptive reuse projects addressed, the Company held discussions with the respective tenancy and every single one remains committed to open, albeit seven projects have been delayed to 4Q 20 or into 2021. 5

NOI Performance Impacted by Temporary Asset Closings Net Operating Income Performance Obviously Impacted by Temporary Asset Closings o As a result of the COVID-19 pandemic, 2Q 20 Tier One comparable net operating income (NOI) decreased 53.1% YOY while Open Air comparable NOI decreased 24.5%, resulting in a combined decrease of 44.6% or $47.5M; o The aforementioned decreases include the impact of both completed and in process COVID-19 related lease modifications as well as increased bad debt expense associated with bankruptcies, tenant defaults and deferral collection risk. The above impact was partially offset by operating expense savings while assets were temporarily closed; and o The Company has collected ~43% of the contractual rent and associated charges for 2Q 20 and expects to receive 31% of such rent through formal deferral agreements or payments currently due with the remaining 26% deemed uncollectible primarily due to bankruptcies and COVID-19 lease modifications. The 43% collection rate is comprised of a ~38% collection rate for enclosed assets and ~61% for Open Air assets. To date, the Company has collected in excess of 70% of July contractual rent and associated charges. Current Status of Reopening o All of the Company’s assets have reopened since closures in response to COVID-19, with the exception of two properties in California; o Over 90% of our tenants are back open for business; and 6 o Traffic trends have showed steady weekly sequential improvement since the beginning of the reopening before leveling off in early July.

Proactivity of WPG Evident in Every Aspect of our Business during the COVID-19 Pandemic Progress, Proactivity and Initiatives Defined WPG during the COVID-19 Pandemic o Of the Company’s properties, 43 enclosed assets were temporarily closed due to COVID-19, all of which were reopened beginning the end of May to early July. The remaining 56 properties categorized as Open Air or possessing an open air lifestyle format remained open to provide essential goods and services to the extent permitted by law; o While the Company’s assets were fully or partially closed during 2Q 20, a concerted effort was underway to ensure a seamless changeover as reopening occurred. Such efforts included tenant discussion forums and related collateral material in addition to a Reopening Processes and Best Practices Manual which served as a valuable resource for both corporate and field employees; o Liquidity was boosted as The Company with ended 2Q 20 with $144M cash on hand and estimates its year end unrestricted cash balance to be between $150M and $175M; o The Company launched Fulventory (view here), a proprietary initiative allowing tenants to utilize space within WPG assets for last mile fulfilment and BOPIS (buy online and pickup in store) as well as inventory clearance. In July 2020 WVU Medicine repurposed a former 80,000 SF Sears location at Morgantown Mall as a logistics, distribution and fulfillment facility serving the broader WVU Medicine network. Several other discussions are underway with both existing and prospective tenancy in order to address portfolio wide fulfillment solutions; o Related to Fulventory and in order to further improve upon guest convenience, WPG recently introduced Retail-to-Go, its dedicated curbside pickup program which incorporates both physical and digital implementation; and o Such industry leading initiatives as WPG Cares (view here) and Open for Small Business (view here) have been exemplary with respect to the Company serving as a community and tenant resource. For instance, WPG Cares has participated in over 900 community service projects; Open for Small Business has hosted over 20 webinars attended by several thousand participants; and Well Picked Goods has benefitted the Company’s tenancy during asset closures via digital merchandise curation and an in store gift card promotion as reopening occurs. 7

WPG Serving as a Resource to Guests, Tenants and Sponsors During the COVID-19 Pandemic

Initiative	WPG Cares
Purpose	Local philanthropy during COVID-19 pandemic
Beneficiary	Those impacted and essential workers

The Company recently offered its assets and services to over 600 local, state, federal and nonprofit agencies combating COVID-19. To date, WPG has performed ~900 community service projects including serving as distribution centers for medical supplies, hosting of COVID-19 testing stations, providing space for food depository as well as immediate response actions. Asset participation with onsite management nearly 100%.

WPG CARES

Initiative	Fulventory
Purpose	Last mile fulfillment within WPG assets
Beneficiary	Local and national tenancy

The Company recently launched Fulventory, a last mile fulfilment initiative which allows tenants to utilize space within WPG assets for BOPIS (buy online and pickup in store) and inventory clearance. As BOPIS and BORIS continue to gain traction with consumers, Fulventory captures the nexus between physical space and eCommerce serving as an amenity for both guests and tenants.



Initiative	Open for Small Business
Purpose	Lease modification and educational webinars
Beneficiary	Small business and local entrepreneurs

WPG established Open for Small Business in conjunction with University of Chicago's Clinic on Entrepreneurship and faculty members (Nobel Laureate Richard Thaler and Freakonomics author Steven Levitt) in order to assist local entrepreneurs e.g. standardized lease modification. Open for Small Business also hosts educational webinars addressing such topics as accessing SBA capital and other relevant subject matter.


OPEN

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WPG Serving as a Resource to Guests, Tenants and Sponsors During the COVID-19 Pandemic

Initiative	#scholarspree
Purpose	Host virtual graduation and related activities
Beneficiary	High school seniors

#ScholarSpree is a celebration honoring high school seniors nationwide. WPG will be honoring their accomplishments with outdoor and digital events to ensure everybody's safety during the Coronavirus pandemic. Scheduled activities include car parades, parking space decoration as well as a Class of 2020 digital mosaic and graduation cap (mortar board) design contest with a grand prize of $10,000.



Class of 2020
#ScholarSpree

Initiative	Well Picked Goods
Purpose	Online merchandise with in store incentive
Beneficiary	Guests and tenants

Well Picked Goods is an initiative whereby WPG produces a weekly digital curation of merchandise from local entrepreneurs and national tenancy as selected by General Managers of a featured WPG town center. Intended to maintain consumer loyalty and incent a return to the physical asset, Well Picked Goods includes an in store gift card promotion subject to a minimum purchase as tenants reopen for business.



Well Picked Goods
GET A $25
GIFT CARD

Initiative	Latinx
Purpose	Beta test LatAm retailers within WPG assets
Beneficiary	LatAm retailers

As a substantial number of WPG assets cater to a Hispanic demographic constituency, Latinx is an initiative which allows Latin American domiciled retailers the ability to beta test US consumer receptivity via temporary (pop up) installations both inline and common area. In addition to physical locations, WPG will provide digital access throughout its entire portfolio as well as social media activation.



LATINX AND
WASHINGTON
PRIME GROUP
RETAIL VENUE OPPORTUNITIES

Initiative	Retail to Go
Purpose	Facilitate BOPIS for guest convenience
Beneficiary	Guests and tenants

WPG is of the belief there exists a symbiotic relationship between physical retailing and eCommerce. The key to successfully integrating the two is to provide guest convenience in conjunction with relevant goods and services and dynamic attractions which result in extended guest visitation. Retail to Go satisfies the convenience proposition while WPG continues to diversify tenancy and activate common area.



RETAIL
TO→GO
CURBSIDE PICKUP

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Open Air NOI Totals ~40% of NOI Exhibiting 3.4% NOI Growth Over Previous Five Years In addition to those assets which comprise the Open Air segment, it should be noted, several other high quality assets exhibit Open Air e.g. shopping center characteristics. If the following are included within the Open Air designation (hereinafter Open Air Plus), the percentage of total NOI increases by 13.0% to 40.0%. YE 2014 Occupancy % YE 2015 Occupancy % YE 2016 Occupancy % YE 2017 Occupancy % YE 2018 Occupancy % YE 2019 Occupancy % Segment as of DEC 31 as of DEC 31 as of DEC 31 as of DEC 31 as of DEC 31 as of DEC 31 Open Air Plus* 94.9% 95.4% 95.3% 95.4% 95.5% 95.0% Total NOI (%) 4Q 2019 FY 2014 Comparable FY 2015 Comparable FY 2016 Comparable FY 2017 Comparable FY 2018 Comparable FY 2019 Comparable 5YR5YR 5YR Segment 13% NOI NOI NOI($000) NOI NOI NOI($000) NOI NOI NOI($000) NOI NOI NOI($000) NOI NOI NOI($000) NOI NOI NOI($000) NOI Growth 27% 7% Open Air Plus* $163,964 $171,751 $178,737 $188,111 $191,137 $191,817 17.0% 53% Releasing TTMTTM TTMTTM TTM TTMTTM TTM TTMTTM TTM TTMTTM TTM TTM Spread 20152015 201520162016 201620172017 201720182018 201820192019 2019 Open Air 13.2% 5.4% 5.1% -0.6% 3.6% Plus* Open Air Tier One Tier Two Open Air Plus *Open Air Plus includes current Open Air portfolio as well as below listed assets Waterford Lakes Town Center The Arboretum Arbor Hills Malibu Lumber Yard Orlando, FL Austin, TX Ann Arbor, MI Malibu, CA Scottsdale Quarter Oklahoma City Properties Clay Terrace Town Center Plaza and Crossing Bowie Town Center Scottsdale, AZ Oklahoma City, OK Carmel, IN Leawood, KS Bowie, MD 10

Department Store Adaptive Reuse WPG Department Store Repositioning Snapshot 30 Department Stores Up to $300M Over the Next Three to Four FourYears FourYears Years Under Evaluating Active Announced Completed Active Announced Construction 333 999 444 999 555 18 Projects Addressed (Tier One and Open Air) Mall at Johnson City Southern Park Mall Lincolnwood Town Center Polaris Fashion Place Johnson City, TN Boardman (Youngstown), OH Lincolnwood, IL Columbus, OH 11 ¹In addition to ~$50M spent through December 31, 2019.

Department Store Adaptive Reuse Detail

Adaptive Reuse projects, all of which are situated within Tier One assets:

- ✓ The Mall at Johnson City, Johnson City, Tennessee: HomeGoods will anchor the replacement of the former Sears;
- ✓ Polaris Fashion Place®, Columbus, Ohio: FieldhouseUSA will anchor the mixed use redevelopment of former Sears and is under construction;
- ✓ Town Center at Aurora®, Aurora, Colorado: FieldhouseUSA will anchor the planned mixed use redevelopment of the former Sears;
- ✓ Markland Mall, Kokomo, Indiana: Dunham's has executed a lease to replace the former Carson Pirie Scott (Bon-Ton Stores);
- ✓ Southern Park Mall, Boardman (Youngstown), Ohio: Demolition of former Sears is underway and is to be replaced by DeBartolo Commons which includes athletic and entertainment green space;
- ✓ Southern Park Mall, Boardman (Youngstown), Ohio: The redevelopment project will also feature a new entertainment hub anchored by Steel Valley Brew Works as well as an indoor golf facility and several new food and beverage options. The renovation also includes a permanent DeBartolo-York Family installation situated within the common area;
- ✓ Port Charlotte Town Center, Port Charlotte, Florida: A national entertainment concept has executed a letter of intent to replace Sears;
- ✓ Longview Mall, Longview, Texas: Two national retailers will replace the former Sears with Conn's Home Goods under construction and a letter of intent executed for the remaining space;
- ✓ Mesa Mall, Grand Junction, Colorado: Three department store replacements include a national sporting goods retailer replacing the former Herberger's department store (Bon-Ton Stores), Dillard's will replace the former Sears and HomeGoods will replace the former Sports Authority all of which have executed letters of intent;
- ✓ Southern Hills Mall, Sioux City, Iowa: The Company has executed letters of intent with national off price and home furnishings retailers to replace the former Sears location;
- ✓ Southgate Mall, Missoula, Montana: Dillard's opened a second location during June 2019 replacing former Herberger's (Bon-Ton Stores). The Company also recently announced SCHEELS All Sports will replace JCPenney;
- ✓ Grand Central Mall, Parkersburg, West Virginia: The Company announced HomeGoods, PetSmart, Ross Dress for Less and T.J. Maxx will collectively replace the former Sears location;
- ✓ Morgantown Mall, Morgantown, West Virginia: Dunham's Sports held grand opening during first quarter of 2020 replacing Elder Beerman (Bon-Ton Stores). Ollie's Bargain Outlet is under construction, an entertainment concept has provided a letter of intent to replace former Belk's and former Sears will be replaced with outdoor greenspace for athletic and entertainment use;
- ✓ Lincolnwood Town Center, Lincolnwood, Illinois: The RoomPlace opened August 2019 replacing Carson Pirie Scott (Bon-Ton Stores); and
- ✓ The Mall at Fairfield Commons, Dayton, Ohio: Round1 Entertainment opened November 2019 replacing the lower level of the former Sears, and the upper level is occupied by Morris Furniture.

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Continuing to Improve Assets via Special Projects and New Initiatives 13

Initial Operating Metrics Exhibit Accelerated Midsize City Recovery I’d like to point out an interesting observation which supports my conviction regarding the viability of midsize cities and via extrapolation, WPG assets. First, let me offer several tidbits which provide demographic substantiation. First, midsize Metropolitan Statistical Areas (MSAs) have experienced more robust growth when compared to their larger counterparts. In fact, between 2010 and 2015 ~1.4M moved into such midsize cities while those defined by the US Census Bureau as large lost over 600,000. Second, the ecosystems e.g. the cost of living and conducting business within midsize cities is measurably lower than their behemoth counterparts and serves as a catalyst for new business startups which are primary source of US job creation. Third, midsize cities are often the home of a higher educational institution (think Missoula, Johnson City and Columbus just to name a few) which is highly correlated to innovation as well as social and cultural amenities). Last, technological advances allow for more dispersed residency. Way back in 1980, the late John Oosterbaan wrote a book entitled Population Dispersal which offered a visionary forecast of why physical agglomeration would diminish in importance for the reasons mentioned above. Okay, here’s where I extrapolate to emphasize midsize city and WPG asset outperformance. I was recently examining reopening performance updates provided by our Leasing Department. One such update illustrated JUN 20 YOY Tenant Monthly Reported Sales by regional performance. While admittedly an expanded time series is required for validation, the regions which we define as Midwest surpassed YOY performance as it relates to Tenant Monthly Reported Sales. Since the vast majority of WPG assets situated within the Midwest are located within what can best be described as secondary trade areas, they serve as proxy for ‘Middle America’ Region June YOY and at least initially reinforce the hypothesis of an accelerated recovery of midsize MSAs as Region 1 -4.2% the Coronavirus pandemic is mitigated. It is incumbent WPG continues to provide these Region 2 -18.2% demographic constituencies with relevant goods and services as well as differentiated food, Region 3 18.1% beverage and entertainment offerings which buttress our standing as the dominant town center (we take the term town center very seriously) within such midsize or any size city Region 4 35.9% where our assets are located. Rest assured, that’s what we’re doing. Region 5 -2.0% Grand Total 0.6% 14

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